SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):    February 19, 2002

AAF-MCQUAY INC.

(Exact name of registrant as specified in its charter)

Delaware	33-80701	41-0404230
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

10300 Ormsby Park Pl. Ste 600, Louisville, Kentucky	40223
(Address of principal executive offices)	(Zip Code)

                Registrant’s telephone number, including area code:   (502) 637-0011

Item 4.  Changes in Registrant’s Certifying Accountant

(a) Ernst & Young LLP (“E&Y”) was previously the principal independent certified accountant for the Registrant.  On February 20, 2002 E&Y was terminated and KPMG LLP (“KPMG”) was engaged as principal accountants. The change in accountants to KPMG was undertaken at the behest of the Company’s sole shareholder, O.Y.L Industries Berhad, who also utilizes KPMG as its principal accountants.  The change was approved by the Board of Directors on February 19, 2002.

                        E&Y’s reports on the Registrant’s financial statements for the years ended June 30, 2000 and 2001, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified as to uncertainty, audit scope or accounting principles. During fiscal years 2000 and 2001, and during the portion of fiscal year 2002 preceding the Board’s decision, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement(s), if not resolved to E&Y’s satisfaction, would have caused it to refer to the subject matter of the disagreement(s) in connection with its reports; and there were no reportable events (“Reportable Events”) as described in Item 304(a)(1)(v) of the Securities and Exchange Commission’s (the “Commission”) Regulation S-K.

                        The Registrant has provided a copy of the foregoing statements to E&Y. Attached as Exhibit 99(a) hereto is E&Y’s letter to the Commission stating its agreement with such statements.

(b)         Effective February 19, 2002, the Registrant has engaged KPMG as its principal accountant for fiscal year ending June 30, 2002.  During fiscal years 2000 and 2001, and during the portion of fiscal year 2002 preceding the Board’s decision, neither the Registrant nor anyone acting on its behalf consulted with KPMG regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements;  or (ii) any matter that was either the subject of a disagreement with E&Y or a Reportable Event with respect to E&Y.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits.

Exhibit Number	Description of Exhibits

99(a)	Letter from Ernst & Young LLP to the Securities and Exchange Commission, dated February 26, 2002
.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAF-MCQUAY, INC
(Registrant)

Date: February 26, 2001	By:	/s/ Bruce D. Krueger
Bruce D. Krueger
Vice President of Finance and Chief Financial Officer
(Principal Financial and Chief Accounting Officer)

                                 EXHIBIT INDEX

Exhibit Number	Description of Exhibits

99(a)	Letter from Ernst & Young LLP to the Securities and Exchange Commission, dated February 26, 2002.